Mesa Laboratories, Inc.

Key Contacts:
John Sullivan, President and CEO
John Sakys, VP Finance and CFO
InvestorRelations@mesalabs.com
Phone – 303-987-8000

MesaLabs

NASDAQ: MLAB

MesaLabs

Safe Harbor Statement

- Certain statements in this communication may be “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
- Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statement, including those detailed in the company's filings with the Securities and Exchange Commission.

MesaLabs

- Founded in 1982, Public in 1984
- Manufacturer of Electronic Instruments and Disposable Products for Quality Control
- ~275 Employees
- Forbes List – Best Small Companies
- Three Divisions
  - Instruments
  - Continuous Monitoring
  - Biological Indicators

MesaLabs

Average 5-Year Performance

- History of Highly Profitable Operations
  - 59% Gross Margins
  - 19% Net Income
  - 21% Adjusted Net Income
    (excludes the non-cash impact of amortization of intangible assets, net of tax)

- Highly Effective Growth Strategy
  - 18% 5-Yr. Revenue CAGR
  - 17% 5-Yr Adjusted Net Income CAGR

Through March 31, 2014

MesaLabs

Mesa Labs Today



Lakewood, CO - Instruments


Butler Center

Butler, NJ - Instruments



Omaha, NE - Biological Indicators



Bozeman, MT - Biological Indicators

Lyon, France - Biological Indicators Sales

MesaLabs

Mesa's Focus

- Test and Measurement Instruments, Consumables, and Services
- Technology Products that are Difficult to Master and Proprietary in Nature
- Niche Market Focus
  - Small Markets, Strong Positions
- Quality Control Products in Regulated Markets

Instruments and Continuous Monitoring Markets

- Pharma Manufacturing
- Medical Device Manufacturing
- Food and Beverage
- Consumer Products Manufacturing
- Industrial Hygiene
- Semiconductor Manufacturing
- Metrology Laboratories
- Hospitals, Clinics, Blood Banks

"Regulated Markets"

MesaLabs

Dialyguard Products


MEDSTAT+

Hemodialysis Meters for Daily Clinic Quality Control

Hemodialysis Meters for Machine Calibration


1 2 3 4
1.8 mmHg CH1
14.003 mS CH2
37.11 °C
3.57 pH CH3
37.11 °C CH4
14.106 mS
90XL


Mesa Labs
Lakewood, Colorado

Calibration Standards

DataTrace Data Loggers

Micropack-III System




DATATRACE
REP10179

Micropack-RF System

Bottle Cap Torque Testing

Torqo II


ST-120 NEMA
ST-120 STANDARD

SureTorque




Vibrac
Torqo II

Bios/BGI Products




Bios









Gas Flow Calibration

Environmental Air Sampling

Continuous Monitoring



Network or Internet
SensiNet Gateway
Mesh Router
Mesh Router
Humidity
Pressure
Contact Closure
Current
Vibration
Temperature
Flow
Level
Power
Temperature
Mesh Router
Smart Sensor

<u>Monitoring for:</u>

Refrigerators

Freezers

Warehouse

Incubators

Other Equip.

MesaLabs

Biological Indicators Markets

- Sterility Quality Control
  - Dental Offices
  - Hospitals
  - Pharma Manufacturing
  - Medical Device Manufacturing

"Regulated Markets"

Biological Indicators


BACTERIAL SPORE TEST STRIP
Bacillus Stearothermophilus
RAVEN BIOLOGICAL LABORATORIES, INC.
PEEL
Lot #1161551 Exp 8/01




BIOLOGICAL INDICATOR
PEEL




(Steam)
LOT/ 460
EXP/ 10/02






Hydrogen Peroxide Vapor
PEEL

Growth Strategy

MesaLabs

Primary Strategic Goal

"Superior Return For Our Shareholders"

Revenue Growth | Profit Growth

Increased Share Price

Increased Dividend

MesaLabs

Key Revenue Growth Strategies

- **Improved Distribution Channels**
  - **Increase direct sales**
  - **Improved distributor base**
  - **Focus on E-marketing**
- **New Products**
  - **Increase R&D funding**
- **Strategic acquisitions**

MesaLabs

Mesa's Acquisitions


PCD
ATI
BGI
Amilabo
2014
Amega - Tempsys
Suretorque
Bios
2013
Apex Discs
SGM Biotech
Torqo
2009
Raven
Automata
2004
Nusonics
DataTrace
1994
Western
1984
Instruments
Biological Indicators
Continuous Monitoring

Financial Information

MesaLabs Revenues



Revenues ($000)
$50,000
$40,000
$30,000
$20,000
$10,000
$-
2006
2007
2008
2009
2010
2011
2012
2013
2014
6-Mo'15

FYE – March 31

MesaLabs Net Income


$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Income ($000)
2006
2007
2008
2009
2010
2011
2012
2013
2014
6-Mo'15
Net Income
Adjusted Net income

FYE – March 31

MesaLabs

EPS and Dividend



Regular Dividend
Net Income per Share
Adj. Net Income per Share
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
2006
2007
2008
2009
2010
2011
2012
2013
2014

FYE – March 31

MesaLabs 10-Year MLAB Share Price


90
80
70
60
50
40
30
20
10
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014

MesaLabs

Going Forward

- Continue Fostering Organic Growth
  - Improved Distribution Channels
  - New Products
- Continue Acquisitions Strategy
- Operational Efficiency → ~20% ANI

MesaLabs

Average 5-Year Performance

- History of Highly Profitable Operations
  - 59% Gross Margins
  - 19% Net Income
  - 21% Adjusted Net Income
    (excludes the non-cash impact of amortization of intangible assets, net of tax)

- Highly Effective Growth Strategy
  - 18% 5-Yr. Revenue CAGR
  - 17% 5-Yr Adjusted Net Income CAGR

Through March 31, 2014

MesaLabs

Thank You!

John Sullivan jsullivan@mesalabs.com

John Sakys jsakys@mesalabs.com

NASDAQ: MLAB

Phone 303-987-8000